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                                                                    Exhibit 23.2

                   Consent Of Independent Public Accountants


  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1998, included in and incorporated by reference in Kuhlman Corporation's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                                 /s/ Arthur Andersen LLP

Louisville, Kentucky
January 20, 1999